Exhibit 99.1

November 20, 2009

Dear Client/Shareholder,

As the enclosed graph displays, 1st Century Bank continues to be one of the most well-capitalized banks in Southern California.

1st Century Bank Capital Breakdown:

•

Risk Based Capital Ratio = 21.3%.

•

100% of our capital is pure common equity.

•

NO TARP.

•

NO Trust Preferred.

•

NO subordinated debt.

•

NO other kind of "quasi-equity".

The key measurement of a bank’s health is its CAPITAL, and now more than ever this is of paramount importance.

We have positioned our bank to withstand this current economic cycle and stand confidently poised for growth in the years to come.  We are both shareholders and clients of this bank and have full faith in our board and the talented team we have built to continue moving this bank forward into a successful future.

We appreciate your continued commitment to and confidence in 1st Century Bank.

As always, feel free to contact either of us if you have any questions at all.  Or better yet, come in and pay us a visit.

Sincerely,

Alan I. Rothenberg

Jason P. DiNapoli

Chairman

President & CEO

310.270.9501

310.270.9505

Risk Based Capital Ratio 3rd Quarter 2009* Selected Los Angeles Area Banks**

1st Century Bank, National Association
Private Bank of California***
Commonwealth Business Bank***
California United Bank
California Oaks State Bank***
Beach Business Bank***
Comerica Bank***
Bank of America***
Wilshire State Bank
First Private Bank & Trust***
California Business Bank
National Bank of California
East West Bank***
First Commerce Bank
City National Bank***
American Business Bank
Wells Fargo Bank, National...
First California Bank***
Mission Valley Bank
Preferred Bank
First Regional Bank
California National Bank
0.00%
5.00%
10.00%
15.00%
20.00%
25.00%

*Capital Ratio from SNL Financial Data Risk Based Capital Ratio
** FDIC insured 2005 or earlier
***TARP Recipients from SNL Financial Data TARP Status and Milestone Advisors Data